Exhibit 99

Burger King Worldwide Reports First Quarter 2014 Results

MIAMI – April 25, 2014 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the first quarter ended March 31, 2014.

BKW Chief Executive Officer, Daniel Schwartz commented, “We started off 2014 strong by generating comparable sales growth across all four regions during the first quarter. Despite severe winter weather in the U.S. and Canada, our commitment to launching fewer, more impactful products and simplifying in-restaurant operations helped drive improved performance. Internationally, we maintained our strong sales momentum by rolling out innovative new products and accelerating net restaurant growth. Furthermore, we strengthened our global new restaurant pipeline to position ourselves for sustained growth in the months to come. We look forward to working closely with our world-class franchisees and partners to make 2014 another successful year for the BURGER KING® brand.”

First Quarter 2014 Highlights:

•	Global comparable sales increased 2.0% in constant currency with growth across all four regions

•	System-wide sales increased 6.9% in constant currency

•	Adjusted EBITDA increased 12.5% on an organic basis to $159.7 million

•	Adjusted Diluted EPS increased 19.3% to $0.20 per share

•	Declared dividend of $0.07 per share for the second quarter of 2014

Consolidated Financial Highlights:

	Results		Variance
	Three Months Ended March 31,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	2.0%	(1.4)%
System-wide Sales Growth[1]	6.9%	2.1%

Net Restaurant Growth	10	4	6	150.0%

Total Revenues	$240.9	$327.7	($86.8)	(26.5)%
Adjusted EBITDA[2]	$159.7	$145.0	$14.7	10.1%
Adjusted EBITDA Margin[2]	66.3%	44.2%	nm	22.0%
Adjusted Net Income[2]	$72.1	$60.1	$12.0	20.0%
Adjusted Diluted Earnings Per Share[2]	$0.20	$0.17	$0.03	19.3%
Net Income	$60.4	$35.8	$24.6	68.7%
Diluted Earnings Per Share	$0.17	$0.10	$0.07	67.8%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Organic Adjusted EBITDA Growth, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended March 31,
	2014	2013
System Comparable Sales Growth
U.S. & Canada	0.1%	(3.0%)
EMEA	4.8%	0.8%
LAC	4.0%	(1.3%)
APAC	3.8%	2.7%

Total	2.0%	(1.4%)

System Net Restaurant Growth
U.S. & Canada	(43)	(28)
EMEA	29	18
LAC	4	8
APAC	20	6

Total	10	4

System Ending Restaurant Count
U.S. & Canada	7,393	7,448
EMEA	3,479	3,139
LAC	1,554	1,398
APAC	1,251	1,016

Total	13,677	13,001

System-wide sales grew 6.9% in the first quarter, driven by comparable sales growth across all four regions and unit growth of 676 net new restaurants over the trailing twelve month (“TTM”) period, a 44.8% year-over-year increase compared to the first quarter of 2013.

Total reported revenues of $240.9 million declined (26.5%) from the prior year primarily due to the net refranchising of 327 company-owned restaurants over the TTM period. On an organic basis, excluding the impact of these global refranchising transactions and currency movements, revenue increased 6.2% year-over-year due to net restaurant growth and global comparable sales growth.

Adjusted EBITDA of $159.7 million grew 12.5% from the prior year on an organic basis, excluding the impact of refranchising transactions and currency movements, driven by double-digit organic Adjusted EBITDA growth in Europe, the Middle East, and Africa (“EMEA”), Latin America and the Caribbean (“LAC”), and Asia Pacific (“APAC”).

Adjusted Net Income and Adjusted Diluted EPS increased 20.0% and 19.3%, respectively, compared to the prior year, due to an increase in Adjusted EBITDA partially offset by higher share-based compensation expense, higher interest expense, and higher income tax expense.

Operational and Segment Highlights

Despite severe winter weather across much of the region, U.S. and Canada delivered slightly positive comparable sales growth in the first quarter as a result of our strategy of launching fewer, more impactful products. The continued success of the BIG KING™ sandwich and the introduction of our all-new Spicy Original Chicken Sandwich helped drive sales and traffic during the quarter. We also focused on delivering attractive value at the $1 price point with the launch of our KING DEALS® value menu that featured all-new products such as the Rodeo Chicken sandwich and Rodeo burger. In March, the KING DEALS® menu was further expanded to include breakfast value items, which helped to grow traffic during the morning daypart. Going forward, we remain focused on further driving franchise profitability through ongoing initiatives to simplify our menu and in-restaurant operations.

EMEA continued to deliver strong results in Q1 with comparable sales growth of 4.8%, the thirteenth consecutive quarter of comparable sales growth in the region. Performance was primarily driven by continued strength in Germany, where premium limited time offerings (“LTOs”) such as the Steakhouse Gold Collection complemented the Trial Weeks value platform. In the United Kingdom, the King of the Day and KING SAVERS™ value menus helped boost traffic. We were also excited to roll out SATISFRIES™ across major European markets so that our guests could sample our first-of-its-kind better-for-you French fry. EMEA system-wide sales growth of 14.6% was primarily attributable to 340 net new restaurant openings over the TTM period.

LAC posted comparable sales growth of 4.0% in Q1, primarily due to strength in Brazil where new products such as the premium Picanha Steakhouse burger and the Double Cheddar burger resonated well with our guests. LAC system-wide sales growth of 17.1% included the positive impact of 156 TTM net new restaurant openings.

APAC comparable sales increased by 3.8% during the first quarter, the sixth consecutive quarter of comparable sales growth in the region. Growth was primarily driven by Australia, where we recently launched the Tropical WHOPPER® sandwich, and South Korea, where the Philly Steak LTO complemented our popular value menus. China also continued to perform well with a balanced mix of premium products such as the Italian Stackers LTO and attractive value offerings. APAC system-wide sales growth of 15.0% was primarily driven by 235 TTM net new restaurant openings.

Cash and Liquidity

As of quarter end, total debt was $3.0 billion and net debt was $2.2 billion. Our cash balance increased $76.2 million in the first quarter after paying down $19.1 million of debt and paying out $24.6 million in dividends. This increase in cash in conjunction with a $14.7 million year-over-year increase in Adjusted EBITDA caused the net debt to TTM Adjusted EBITDA ratio to decline (0.2x) to 3.2x.

On April 24, 2014, the company’s Board of Directors declared a quarterly dividend of $0.07 per share for the second quarter. The dividend is payable on May 27, 2014, to shareholders of record at the close of business on May 12, 2014. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Friday, April 25, 2014, to review financial results for the quarter ended March 31, 2014. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Julissa Bonfante, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 97 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about (1) the Company’s expectations and belief that it has maintained its strong sales momentum by rolling out innovative new products and accelerating net restaurant growth; (2) its expectations and belief that it has strengthened its global new restaurant pipeline to position itself for sustained growth in the months to come; (3) its expectations and belief that its ongoing initiatives to simplify its menu and in-restaurant operations will drive improved performance and franchise profitability in the U.S. and Canada; and (4) its expectations and belief that working with its franchisees and partners will make 2014 another successful year for the BURGER KING® brand. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the Company’s products; and risks related to the effectiveness of the Company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2014	2013	$	%
	(In millions, except per share data)
Revenues:

Franchise and property revenues	$222.4	$206.6	$15.8	7.6%
Company restaurant revenues	18.5	121.1	(102.6)	(84.7)%

Total revenues	240.9	327.7	(86.8)	(26.5)%

Franchise and property expenses	37.4	36.3	1.1	3.0%
Company restaurant expenses	15.5	108.1	(92.6)	(85.7)%
Selling, general and administrative expenses	48.2	66.7	(18.5)	(27.7)%
Other operating expenses (income), net	8.5	14.2	(5.7)	(40.1)%

Total operating costs and expenses	109.6	225.3	(115.7)	(51.4)%

Income from operations	131.3	102.4	28.9	28.2%
Interest expense, net	50.0	49.1	0.9	1.8%

Income before income taxes	81.3	53.3	28.0	52.5%
Income tax expense	20.9	17.5	3.4	19.4%

Net income	$60.4	$35.8	$24.6	68.7%

Earnings per share:
Basic	$0.17	$0.10	$0.07	67.9%

Diluted	$0.17	$0.10	$0.07	67.8%

Weighted average shares outstanding
Basic	352.2	350.5	1.7	0.5%

Diluted	359.2	357.1	2.0	0.6%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	As of
	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$863.1	$786.9
Trade and notes receivable, net	168.5	179.7
Prepaids and other current assets, net	95.5	69.8
Deferred income taxes, net	19.9	38.0

Total current assets	1,147.0	1,074.4

Property and equipment, net of accumulated depreciation of $199.0 million and $187.9 million, respectively	792.1	801.5
Intangible assets, net	2,787.8	2,796.0
Goodwill	630.2	630.0
Net investment in property leased to franchisees	156.4	163.1
Other assets, net	297.2	363.5

Total assets	$5,810.7	$5,828.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$41.7	$31.1
Accrued advertising	75.8	56.5
Other accrued liabilities	168.1	177.0
Current portion of long term debt and capital leases	87.6	81.4

Total current liabilities	373.2	346.0

Term debt, net of current portion	2,869.9	2,880.2
Capital leases, net of current portion	72.1	75.4
Other liabilities, net	308.9	317.9
Deferred income taxes, net	662.8	692.8

Total liabilities	4,286.9	4,312.3

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 352,280,790 shares issued at March 31, 2014; 352,161,950 shares issued at December 31, 2013	3.5	3.5
Additional paid-in capital	1,246.0	1,239.9
Retained earnings	261.3	225.5
Accumulated other comprehensive income	20.3	54.6
Treasury stock, at cost; 345,286 shares at March 31, 2014 and 345,286 shares at December 31, 2013	(7.3)	(7.3)

Total stockholders’ equity	1,523.8	1,516.2

Total liabilities and stockholders’ equity	$5,810.7	$5,828.5

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net income	$60.4	$35.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.4	16.6
Amortization of deferred financing costs and debt issuance discount	14.9	13.5
Equity in net loss from unconsolidated affiliates	4.0	5.2
Loss on remeasurement of foreign denominated transactions	0.5	2.4
Amortization of defined benefit pension and postretirement items	(0.8)	(0.2)
Realized loss on terminated caps/swaps	2.0	1.3
Net losses on refranchisings and dispositions of assets	1.8	3.1
Bad debt expense, net of recoveries	0.5	1.0
Share-based compensation expense	2.8	2.0
Deferred income taxes	9.1	7.4
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	12.6	2.3
Prepaids and other current assets	6.0	(1.6)
Accounts and drafts payable	9.9	(17.0)
Accrued advertising	(11.7)	13.3
Other accrued liabilities	1.4	3.0
Other long-term assets and liabilities	(4.5)	(9.2)

Net cash provided by operating activities	125.3	78.9

Cash flows from investing activities:
Payments for property and equipment	(3.4)	(7.3)
(Payments) proceeds from refranchisings, disposition of asset and restaurant closures	(4.5)	10.1
Return of investment on direct financing leases	3.9	3.5
Other investing activities	(0.2)	—

Net cash (used for) provided by investing activities	(4.2)	6.3

Cash flows from financing activities:
Repayments of term debt and capital leases	(19.1)	(13.2)
Dividends paid on common stock	(24.6)	(17.5)
Proceeds from stock option exercises	—	1.2

Net cash used for financing activities	(43.7)	(29.5)

Effect of exchange rates on cash and cash equivalents	(1.2)	(3.6)
Increase in cash and cash equivalents	76.2	52.1
Cash and cash equivalents at beginning of period	786.9	546.7

Cash and cash equivalents at end of period	$863.1	$598.8

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

	Three Months Ended March 31,
Key Business Metrics	2014	2013

Systemwide sales growth	6.9%	2.1%
Franchise sales (in millions)	$3,930.5	$3,670.5
System comparable sales growth	2.0%	(1.4)%
System Net Restaurant Growth (NRG)	10	4
Net Refranchisings	—	33
Restaurant counts at period end
Company	52	382
Franchise	13,625	12,619
System	13,677	13,001

FX Impact	Favorable / (Unfavorable)
	(in millions)

Consolidated total revenues	$(3.3)	$(1.5)
Consolidated franchise and property expenses	(0.1)	—
Consolidated SG&A	(0.3)	(0.1)
Consolidated income from operations	(3.5)	(2.1)
Consolidated net income	(3.6)	(2.1)
Consolidated adjusted EBITDA	(3.6)	(2.0)

U.S. & Canada

	Three Months Ended
	March 31,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	0.1%	(2.8)%
Franchise sales (in millions)	$2,049.9	$2,025.9
System comparable sales growth	0.1%	(3.0)%
System NRG	(43)	(28)
Net Refranchisings	—	33
Restaurant counts at period end
Company	52	149
Franchise	7,341	7,299
System	7,393	7,448

	Three Months Ended		Variance
	March 31,		Favorable/
	2014	2013	(Unfavorable)
	(in millions)
Franchise:
Franchise and property revenues	$130.8	$125.9	$4.9
Franchise and property expenses	29.4	27.8	(1.6)
Company:
Company restaurant revenues	18.5	47.5	$(29.0)
CRM	3.0	4.1	(1.1)
CRM %	16.2%	8.6%	7.6%
Segment SG&A	12.1	14.9	2.8
Segment depreciation and amortization	10.3	10.2	(0.1)
Segment income	102.6	97.5	5.1

FX Impact	Favorable / (Unfavorable)
	(in millions)

Segment revenues	$(0.6)	$(0.3)
Segment franchise and property expenses	0.3	—
Segment income	(0.4)	(0.1)

EMEA

	Three Months Ended
	March 31,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	14.6%	7.6%
Franchise sales (in millions)	$1,149.5	$951.3
System comparable sales growth	4.8%	0.8%
System NRG	29	18
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	132
Franchise	3,479	3,007
System	3,479	3,139

	Three Months Ended		Variance
	March 31,		Favorable/
	2014	2013	(Unfavorable)
	(in millions)

Franchise and property revenues	$61.0	$52.4	$8.6
Franchise and property expenses	7.0	7.7	0.7
Segment SG&A	8.1	12.4	4.3
Segment depreciation and amortization	2.2	3.0	0.8
Segment income	48.1	42.3	5.8

FX Impact	Favorable / (Unfavorable)
	(in millions)

Segment revenues	$0.5	$(0.1)
Segment franchise and property expenses	(0.4)	—
Segment income	(0.1)	(0.5)

LAC

	Three Months Ended
	March 31,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	17.1%	10.1%
Franchise sales (in millions)	$338.0	$321.6
System comparable sales growth	4.0%	(1.3)%
System NRG	4	8
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	98
Franchise	1,554	1,300
System	1,554	1,398

	Three Months Ended		Variance
	March 31,		Favorable/
	2014	2013	(Unfavorable)
	(in millions)

Franchise and property revenues	$17.0	$15.7	$1.3
Franchise and property expenses	0.4	0.3	(0.1)
Segment SG&A	1.8	2.8	1.0
Segment depreciation and amortization	0.1	0.5	0.4
Segment income	14.9	15.1	(0.2)

FX Impact	Favorable / (Unfavorable)
	(in millions)

Segment revenues	$(2.4)	$(1.0)
Segment franchise and property expenses	—	—
Segment income	(2.3)	(1.3)

APAC

	Three Months Ended
	March 31,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	15.0%	9.4%
Franchise sales (in millions)	$393.1	$371.7
System comparable sales growth	3.8%	2.7%
System NRG	20	6
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	3
Franchise	1,251	1,013
System	1,251	1,016

	Three Months Ended		Variance
	March 31,		Favorable/
	2014	2013	(Unfavorable)
	(in millions)

Franchise and property revenues	$13.6	$12.6	$1.0
Franchise and property expenses	0.6	0.5	(0.1)
Segment SG&A	1.9	2.2	0.3
Segment depreciation and amortization	0.6	0.6	—
Segment income	11.7	10.4	1.3

FX Impact	Favorable / (Unfavorable)
	(in millions)

Segment revenues	$(0.8)	$(0.1)
Segment franchise and property expenses	—	—
Segment income	(0.8)	(0.1)

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating Expenses (Income), net	Three Months Ended
	March 31,
	2014	2013
	(in millions)

Net losses on disposal of assets, restaurant closures and refranchisings	$2.8	$4.6
Litigation settlements and reserves, net	0.1	0.1
Foreign exchange net losses	0.4	3.3
Equity in net loss from unconsolidated affiliates	4.0	5.2
Other, net	1.2	1.0

Other operating expenses (income), net	$8.5	$14.2

Selling, general and administrative expenses	Three Months Ended
	March 31,
	2014	2013
	(in millions)

Selling expenses	$0.2	$3.7

Management general and administrative expenses	41.3	48.9
Share-based compensation and non-cash incentive compensation expense	3.5	2.7
Depreciation and amortization	3.2	2.3
Global portfolio realignment project costs	—	9.1

Total general and administrative expenses	48.0	63.0

Selling, general and administrative expenses	$48.2	$66.7

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs. Share-based compensation and non-cash incentive compensation expense for the 2014 periods have been adjusted to be comparable to the 2013 presentation to reflect the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2013 cash bonus. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended March 31, 2014

(Unaudited)

						Refran.	Adjusted	FX
		Actual		Q1 ‘14 vs. Q1 ‘13		Impact	Q1 ‘13	Impact	Organic Growth
$ in millions		Q1 ‘14	Q1 ‘13	$	%	$	$	$	$	%
	Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America		$149.3	$173.4	$(24.1)	(13.9)%	$(26.1)	$147.3	$(0.6)	$2.6	1.8%
EMEA		61.0	111.5	(50.5)	(45.3)%	(57.8)	53.7	0.5	6.8	12.7%
LAC		17.0	29.6	(12.6)	(42.6)%	(13.2)	16.4	(2.4)	3.0	18.3%
APAC		13.6	13.2	0.4	3.0%	(0.6)	12.6	(0.8)	1.8	14.3%

Consolidated		$240.9	$327.7	$(86.8)	(26.5)%	$(97.7)	$230.0	$(3.3)	$14.2	6.2%

Adjusted EBITDA
North America		$102.6	$97.5	$5.1	5.2%	$1.7	$99.2	$(0.4)	$3.8	3.8%
EMEA		48.1	42.3	5.8	13.7%	(1.2)	41.1	(0.1)	7.1	17.3%
LAC		14.9	15.1	(0.2)	(1.3)%	(0.5)	14.6	(2.3)	2.6	17.8%
APAC		11.7	10.4	1.3	12.5%	0.1	10.5	(0.8)	2.0	19.0%
Unallocated Management G&A		(17.6)	(20.3)	2.7	(13.3)%	—	(20.3)	—	2.7	(13.3)%

Consolidated		$159.7	$145.0	$14.7	10.1%	$0.1	$145.1	$(3.6)	$18.2	12.5%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended
	March 31,
EBITDA and adjusted EBITDA:	2014	2013
	(In millions)
U.S. and Canada	$102.6	$97.5
EMEA	48.1	42.3
LAC	14.9	15.1
APAC	11.7	10.4
Unallocated Management G&A	(17.6)	(20.3)

Adjusted EBITDA	159.7	145.0
Share-based compensation and non-cash incentive compensation expense (1)	3.5	2.7
Global portfolio realignment project costs (2)	—	9.1
Other operating expenses (income), net	8.5	14.2

EBITDA	147.7	119.0
Depreciation and amortization	16.4	16.6

Income from operations	131.3	102.4
Interest expense, net	50.0	49.1
Income tax expense	20.9	17.5

Net income	$60.4	$35.8

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
Adjusted net income	March 31,	March 31,
	2014	2013
	(In millions, except per share data)

Net income	$60.4	$35.8
Income tax expense	20.9	17.5

Income before income taxes	81.3	53.3
Adjustments:
Franchise agreement amortization	5.3	5.2
Amortization of deferred financing costs and original issue discount	2.6	2.5
Global portfolio realignment project costs (2)	—	9.1
Other operating expenses (income), net	8.5	14.2

Total adjustments	16.4	31.0

Adjusted income before income taxes	97.7	84.3

Adjusted income tax expense (3)	25.6	24.2

Adjusted net income	$72.1	$60.1

Adjusted Diluted- EPS (Adjusted Net Income)	$0.20	$0.17

Diluted Weighted Average Shares	359.2	357.1

Non-GAAP Financial Measures

Reconciliation of Net Debt / TTM Adj. EBITDA

	As of
Net debt to adjusted EBITDA	March 31,	December 31,
	2014	2013
	(In millions, except ratios)

Long term debt, net of current portion	$2,869.9	$2,880.2
Capital leases, net of current portion	72.1	75.4
Current portion of long term debt and capital leases	87.6	81.4

Total Debt	3,029.6	3,037.0

Cash and cash equivalents	863.1	786.9
Net debt	2,166.5	2,250.1
TTM adjusted EBITDA	680.3	665.6

Net debt / TTM adjusted EBITDA	3.2x	3.4x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
EBITDA and adjusted EBITDA	March 31,	December 31,
	2014	2013
	(In millions)

Net income	$258.3	$233.7
Interest expense, net	200.9	200.0
Income tax expense	91.9	88.5
Depreciation and amortization	65.4	65.6

EBITDA	616.5	587.8
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	18.4	17.6
Global portfolio realignment project costs (2)	17.1	26.2
Other operating expenses (income), net	28.3	34.0

Total adjustments	63.8	77.8

Adjusted EBITDA	$680.3	$665.6

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2013 and 2014 cash bonus, respectively.
(2)	Represents costs associated with the project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services. The project was completed in 2013.
(3)	Adjusted income tax expense for the periods indicated is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.